DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

March 15, 2006

Job Number: C20060315-1794
Reference Number: 00000693006-34
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060161840-08	Articles of Incorporation	2 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Entity #
E0189892006-1
Document Number:
20060161840-08

Date Filed:
3/15/2006 12:00:25 PM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	IVT Software, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	United Corporate Services, Inc. Name 202 South Minnesota Street, Carson City, Nevada 89703 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 210,000,000 Par value: $ .0001 Number of shares without par value: (see attached rider)
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Michael A. Barr Name 10 Bank Street, Suite 560, White Plains, NY 10606 Street Address, City, State, Zip Code 2. Robert F. Gilhooley Name 10 Bank Street, Suite 560, White Plains, NY 10606 Street Address, City, State, Zip Code 3. Maria R. Fischetti Name 10 Bank Street, Suite 560, White Plains, NY 10606 Street Address, City, State, Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Michael A. Barr, Incorporator Name Signature 10 Bank Street, Suite 560, White Plains, NY 10606 Address, City, State, Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. V.P. Authorized Signature of R. A. or On Behalf of R. A. Company 3/14/06 Date

This form must be accompanied by appropriate fees.

Rider

IVT Software, Inc.

THIRD: The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	200,000,000	$0.0001
COMMON	10,000,000	$0.0001

The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the number of shares of each series, the annual rate or rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **IVT SOFTWARE, INC.**, did on March 15, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 15, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk